Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (Nos. 333‑275106 and 333-270060) and S‑8 (No. 333‑238842) of CMS Energy Corporation of our report dated February 11, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 11, 2025